GUIDE TO CONTENTS

                                                                         Page
Contract Data .............................................................3
  Rating Class; Schedule of Premiums;
  Interest Rates; List of Subaccounts and Portfolios
  Service Office

Contract Summary ..........................................................5

Table of Basic Amounts ....................................................5

General Provisions ........................................................6
  Definitions; The Contract; Contract Modifications; Non-participating; Service Office; Ownership and Control; Suicide Exclusion; Currency; Misstatement of Age or Sex; Incontestability; Assignment; Annual Report; Payment of Death Claim

Beneficiary ...........................................................3 & 7

Premiums ..............................................................3 & 8
  Initial Premium; Additional Premiums; Premium Taxes; Default; Grace Period; Reinstatement

Separate Account ..........................................................9
  The Account; Subaccounts; Transfers Among Subaccounts and the Fixed Account, The Fund; Account Investments; Change in Investment Policy; Change of Fund

Fixed Account .............................................................9

Insurance Amount and Contract Fund .......................................10
  Insurance Amount; Contract
  Fund; Invested Premium Amount; Investment
  Amount; Interest Credit; Guaranteed Interest;
  Excess Interest; Mortality Charge

Cash Value Option ........................................................11
  Cash Value Option; Surrender Charge

Continuation of Insurance ................................................11

Loans ....................................................................12
  Loan Requirements; Contract Debt;
  Loan Value; Interest Charge; Repayment;
  Effect of a Loan; Excess Contract Debt;
  Postponement of Loan

Settlement Options .......................................................14
  Payee Defined; Choosing an Option; Options
  Described; First Payment Due Date; Residue
  Described; Income Tables; Withdrawal of
  Residue; Designating Contingent Payee(s);
  Changing Options; Conditions; Death of Payee

Automatic Mode of Settlement .............................................17
  Applicability; Interest on Proceeds; Settlement at Payee's Death; Spendthrift and Creditor

Basis of Computation .....................................................17
  Mortality Table Described; Minimum Legal Values

Attained Age Factors .....................................................18

                   A copy of the application follows Page 20


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